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                                                                    EXHIBIT 16.2

                                                  [ARTHUR ANDERSEN APPEARS HERE]


Mr. Mark Jacobson
Interim Chief Financial Officer
TurboChef Technologies, Inc.
10500 Metric Drive, Suite 128
Dallas, Texas 75243


June 5, 2000


Dear Mr. Jacobson:

This is to confirm that the client-auditor relationship between TurboChef Technologies, Inc. (Commission File Number 0-23478) and Arthur Andersen LLP has ceased.


Very truly yours,


By:   /s/ Walter D. Gruenes
      Walter D. Gruenes


DHM

cc:   Office of Chief Accountant
      Securities and Exchange Commission